SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 21, 2003
Date of Report (Date of earliest event reported)

GERMAN AMERICAN BANCORP
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-11244 (Commission File Number)	35-1547518 (IRS Employer Identification Number)

711 Main Street Box 810 Jasper, Indiana (Address of principal executive offices)	47546 (Zip Code)

Registrant’s telephone number, including area code (812) 482-1314

Item 5.        Other Events

By press release issued on March 21, 2003, German American Bancorp publicly announced that it has purchased 1,057,566 of its common shares, including the associated preferred share purchase rights, pursuant to its self tender offer that commenced February 7, 2003 and expired March 14, 2003. Such information is incorporated herein by reference to the text of such press release, which is filed as Exhibit 99.

Item 7.         Financial Statements and Exhibits.

(c)	Exhibits

99	Press release issued March 21, 2003.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP By: /s/ Mark A. Schroeder Mark A. Schroeder, President and Chief Executive Officer

Dated:    March 21, 2003